THE NATIONAL GRID GROUP plc
GROUP HISTORICAL COST PROFIT AND LOSS ACCOUNT
Six months ended 30 September 1998


                                                                                                              Year ended
                                                                                 Six months ended              31 March
                                                                                   30 September                  1998

                                                                              1998            1997
                                                                                          (as restated)     (as restated)
                                                                    Notes   (pound)m        (pound)m          (pound)m
Group turnover

- Continuing operations                                                       748.6            718.1           1,519.3
- Discontinued operations                                                       -               62.0              90.1
                                                                            -------          -------           -------
                                                                     3        748.6            780.1           1,609.4
Operating costs                                                              (463.1)          (523.8)         (1,069.4)
                                                                            -------          -------           -------
Operating profit/(loss)

- Continuing operations                                                       285.5            277.4             568.4
- Discontinued operations                                                       -              (21.1)            (28.4)
                                                                            -------          -------           -------
Operating profit of Group undertakings                               3        285.5            256.3             540.0
Share of operating profit in joint ventures                                     6.6              2.6               5.4
Share of operating loss in associate                                           (7.8)             -                (4.1)
                                                                            -------          -------           -------
Total operating profit                                                        284.3            258.9             541.3
Exceptional profit relating to Energis                                          -               -                107.1
Net interest                                                         4        (63.4)           (33.7)            (75.8)
                                                                            -------          -------           -------
Profit on ordinary activities before taxation                                 220.9            225.2             572.6
Taxation                                                             5        (59.6)           (64.5)           (133.5)
                                                                            -------          -------           -------
Profit on ordinary activities after taxation                                  161.3            160.7             439.1
Dividends
- Ordinary                                                                    (77.0)           (83.0)           (189.2)
- Special                                                                       -               -               (768.6)
                                                                            -------          -------           -------
                                                                     6        (77.0)           (83.0)           (957.8)
                                                                            -------          -------           -------
Retained profits/(loss)                                                        84.3             77.7            (518.7)
                                                                            =======          =======           =======
Earnings per ordinary share
- Basic - On profit for the period                                   7         11.0p             9.4p             26.0p
- On adjusted profit for the period*                                 7         11.0p             9.4p             19.7p
- Diluted - On profit for the period                                 7         10.8p             9.3p             25.8p
          - On adjusted profit for the period*                       7         10.8p             9.3p             19.5p
* Adjusted profit excludes the exceptional profit relating
     to Energis
Dividends per ordinary share (net)
- Ordinary                                                           6         5.25p             4.83p            12.07p
- Special                                                                       -                 -               44.70p
                                                                     7

THE NATIONAL GRID GROUP plc
SUMMARIZED GROUP CASH FLOW STATEMENT
Six months ended 30 September 1998



                                                                           Six months ended          Year ended
                                                                             30 September             31 March

                                                                          1998            1997           1998
                                                                Notes   (pound)m        (pound)m       (pound)m
Net cash inflow from operating activities                       8(a)(b)   261.9           297.9           627.2

Net cash (outflow)/inflow for returns on investments
and servicing of finance                                                  (59.6)            7.8           (31.3)

Corporate tax (paid)/refund                                               (78.2)            0.4          (138.2)
(including advance corporation tax)

Net cash outflow for capital expenditure                        8(b)     (161.6)         (126.9)         (286.4)
Net cash (outflow)/inflow from acquisitions  and
disposals                                                                    -            (29.9)          157.8

  Ordinary dividends                                                         -               -           (197.7)
  Special dividend                                                           -               -           (768.6)
                                                                         -------         -------         -------
Equity dividends paid                                                        -               -           (966.3)
                                                                         -------         -------         -------
Net cash (outflow)inflow before management of
liquid resources and financing                                            (37.5)          149.3          (637.2)

Net cash (outflow)/inflow from the management of
liquid resources                                                           (5.3)          (62.9)          217.0

  Issue of ordinary shares                                                  0.6             1.3             5.8
  New borrowings                                                          138.3             2.6           707.4
  Borrowings repaid                                                      (111.2)           (1.2)         (209.3)
                                                                         -------         -------         -------
Net cash inflow from financing                                             27.7             2.7           503.9
                                                                         -------         -------         -------
Movement in cash and overdrafts                                           (15.1)           89.1            83.7
                                                                         =======         =======         =======

THE NATIONAL GRID GROUP plc
GROUP STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES
Six months ended 30 September 1998



                                                                               Six months ended                Year ended
                                                                                 30 September                   31 March

                                                                              1998             1997                1998
                                                            Notes           (pound)m         (pound)m            (pound)m
                                                                                           (as restated)       (as restated)
Profit after taxation*                                                       161.3             160.7               439.1
                                                                                              =======             =======
Prior period adjustment                                       1               40.8
                                                                            -------
Total recognized gains and losses since last annual
report                                                                       202.1
                                                                            =======


* There are no recognized gains and losses relating to the period other than the profit for the period.


RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS
Six months ended 30 September 1998


                                                                   Six months ended                       Year ended
                                                                     30 September                          31 March
                                                                1998                  1997                    1998
                                                                                 (as restated)           (as restated)
                                                              (pound)m              (pound)m                (pound)m
Profit after taxation                                          161.3                 160.7                    439.1
Dividends
- Ordinary                                                     (77.0)                (83.0)                  (189.2)
- Special                                                        -                     -                     (768.6)
                                                             --------              --------                 --------
                                                               (77.0)                (83.0)                  (957.8)

                                                                84.3                  77.47                  (518.7)
Issue of ordinary shares                                          -                    1.3                     16.2
                                                             --------              --------                 --------

Net increase/(decrease) in shareholders' funds                  84.3                  79.0                   (502.5)
Shareholders' funds at start of period                         929.4*              1,431.9                  1,431.9
                                                             --------              --------                 --------
Shareholders' funds at end of period                         1,013.7               1,510.9                    929.4
                                                             ========              ========                 ========


* originally (pound)888.6m before adding prior period adjustment of (pound)40.8m


                                       -3-